UMB Financial Corporation

News Release

1010 Grand Boulevard Kansas City, MO 64106 816.860.7000 umb.com

//FOR IMMEDIATE RELEASE//

Contact: Mandie Nelson, 816.860.5088

Investor Relations Contact: Begonya Klumb, 816.860.7906

UMB Announces Conference Call to Discuss First Quarter Earnings

UMB Financial Corporation (NASDAQ: UMBF), a multi-bank holding company, plans to host a conference call to discuss its first quarter 2008 results on April 23, 2008, at 8:30 a.m. (CST).

Interested parties may access the call by dialing U.S. (toll-free) 800-240-7305 or access the following Web link to the live call: http://w.on24.com/r.htm?e=106698&s=1&k=FCC3AFA3381EF9395F620931B1364C50 or visit www.umb.com, investor relations, to access the link to the live call.

A replay of the conference call may be heard until April 30, 2008, by calling (U.S.) 800-405-2236 or (U.S.) 303-590-3000. The replay pass code required for playback is conference ID 11111249#. The call replay may also be accessed via the company's Web site, www.umb.com, by visiting the investor relations area.

UMB Financial Corporation (NASDAQ: UMBF) is a multi-bank holding company headquartered in Kansas City, Mo., offering complete banking, asset management, health spending solutions and related financial services to both individual and business customers nationwide. Its banking subsidiaries own and operate 135 banking centers throughout Missouri, Illinois, Colorado, Kansas, Oklahoma, Nebraska and Arizona. Subsidiaries of the holding company and the lead bank, UMB Bank, n.a., include an investment services group based in Milwaukee, Wis., single-purpose companies that deal with brokerage services and insurance, and registered investment advisors for proprietary mutual funds.